Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the audited and unaudited historical financial information of QUALCOMM Incorporated (Qualcomm) and NXP Semiconductors N.V. (NXP) and presents the pro forma effects of the following transactions (the Transactions):

The Acquisition and Related Financings. On October 27, 2016, Qualcomm announced a definitive agreement (as it may be amended or supplemented, the Purchase Agreement) under which Qualcomm River Holdings B.V. (Qualcomm River Holdings), an indirect wholly-owned subsidiary of Qualcomm, will acquire NXP (the Acquisition). Pursuant to the Purchase Agreement, Qualcomm River Holdings has commenced a tender offer to acquire all of the issued and outstanding common shares of NXP for $110 per share in cash, for estimated total cash consideration to be paid to shareholders of $38 billion. The transaction is expected to close by the end of calendar 2017 and is subject to the receipt of regulatory approvals in various jurisdictions and other closing conditions, including the tender of at least 80% of the issued and outstanding common shares of NXP in the offer (provided that the minimum tender threshold may be reduced to a percentage not less than 70% with the prior written consent of NXP). At an extraordinary general meeting of NXP’s shareholders held on January 27, 2017, NXP’s shareholders approved certain matters relating to the Acquisition, including the appointment of designees of Qualcomm River Holdings to NXP’s board of directors (effective upon the consummation of the Acquisition) and certain transactions that are intended to be consummated after the completion of the tender offer. The purchase consideration for the Acquisition will be funded through a combination of (i) cash held by Qualcomm’s foreign entities and (ii) new debt financing. Qualcomm anticipates issuing $11 billion of fixed- and floating-rate notes (the Senior Unsecured Notes), of which $4 billion will be used to pay the consideration for the Acquisition and the transaction fees and expenses to consummate the other transactions contemplated by the Purchase Agreement and to repurchase for cash NXP’s 2019 cash convertible notes at the option of holders of such notes, with the remainder being used for general corporate purposes. In addition to the offering of Senior Unsecured Notes, Qualcomm will draw $4 billion on an existing term loan credit facility (the Term Loan Facility) (collectively with the Senior Unsecured Notes, the New Debt Financing) to finance the Acquisition. Loans under the Term Loan Facility will bear interest at either the reserve-adjusted Eurocurrency Rate or the Base Rate, in each case as determined in accordance with the Term Loan Facility, plus an applicable margin based on Qualcomm’s long-term unsecured senior, non-credit enhanced debt ratings. Loans under the Term Loan Facility mature on the third anniversary of the date on which they are funded, which is expected to be at the acquisition date. In conjunction with the Acquisition, Qualcomm intends to repurchase for cash an aggregate principal amount of $1.15 billion of NXP’s 2019 cash convertible notes at the option of holders of such notes which have a stated interest rate of 1% and mature on December 1, 2019 and settle certain outstanding warrants related to such convertible notes.

The NXP Standard Products Divestiture. On February 6, 2017, NXP announced that it completed the divestiture of its Standard Products business to a consortium of financial investors consisting of Beijing JianGuang Asset Management Co., Ltd and Wise Road Capital LTD for $2.6 billion (the NXP Standard Products Divestiture).

The NXP Debt Repayment and Redemption. In February 2017, NXP prepaid all of its outstanding $388 million floating-rate term loan due March 2017 (Term Loan E), $387 million floating-rate term loan due January 2020 (Term Loan D) and $1.44 billion floating-rate term loan due December 2020 (Term Loan F), in each case, together with accrued interest and applicable fees. In March 2017, NXP redeemed all of the $500 million in outstanding aggregate principal of the 5.75% senior notes due 2021 (the NXP Notes), pursuant to the terms of the indenture dated February 14, 2013, among two wholly-owned subsidiaries of NXP, guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (together with repayment of Term Loan E, Term Loan D and Term Loan F, the NXP Debt Repayment). The funds to prepay Term Loan E, Term Loan D and Term Loan F and to redeem the NXP Notes came from the proceeds of the NXP Standard Products Divestiture and available surplus cash.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 26, 2017

(in millions)

	Historical						QUALCOMM Incorporated
	QUALCOMM Incorporated	NXP Semiconductors N.V.					Pro Forma Combined
	As of March 26, 2017	As of April 2, 2017	Reclassification Adjustments		Pro Forma Adjustments		As of March 26, 2017

ASSETS
Current assets:
Cash and cash equivalents	$7,124	$2,238	$—		$(3,759)	7(a)	$5,603
Marketable securities	2,858	—	—		—		2,858
Accounts receivable, net	4,201	983	—		—		5,184
Inventories	2,066	1,144	—		(1,144)	7(d)	4,818
					2,752	7(d)
Other current assets	659	317	—		(17)	7(h)	959

Total current assets	16,908	4,682	—		(2,168)		19,422
Marketable securities	18,876	—	—		(18,835)	7(b)	41
Deferred tax assets	2,458	—	242	6(a)	—		2,700
Property, plant and equipment, net	3,065	2,279	—		(2,279)	7(d)	6,119
					3,054	7(d)
Goodwill	6,497	8,854	—		(8,854)	7(d)	31,683
					25,186	7(d)
Other intangible assets, net	4,084	6,983	—		(6,983)	7(d)	22,423
					18,339	7(d)
Other assets	4,191	816	(242)	6(a)	(2,000)	7(c)	2,542
					(156)	7(d)
					222	7(d)
					(289)	7(f)

Total assets	$56,079	$23,614	$—		$5,237		$84,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,289	$975	$—		$(35)	7(j)	$2,229
Payroll and other benefits related liabilities	895	—	464	6(b)	—		1,359
Restructuring liabilities - current	—	95	(95)	6(b)	—		—
Unearned revenues	513	—	—		—		513
Short-term debt	1,998	11	—		—		2,009
Other current liabilities	5,450	984	(369)	6(b)	(17)	7(j)	6,048

Total current liabilities	10,145	2,065	—		(52)		12,158
Unearned revenues	2,220	—	—		—		2,220
Long-term debt	9,939	6,498	—		13,803	7(e)	30,601
					209	7(g)
					152	7(i)
Restructuring liabilities	—	22	(22)	6(c)	—		—
Deferred tax liabilities	261	1,489	—		3,544	7(k)	5,294
Other liabilities	2,180	917	22	6(c)	(289)	7(f)	2,830

Total liabilities	24,745	10,991	—		17,367		53,103

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock and paid-in capital	346	—	—		250	7(l)	596
Common stock	—	71	—		(71)	7(m)	—
Capital in excess of par value	—	15,746	—		(15,746)	7(m)	—
Treasury shares, at cost	—	(791)	—		791	7(m)	—
Retained earnings (accumulated deficit)	30,768	(2,737)	—		2,737	7(m)	30,646
					(122)	7(n)
Accumulated other comprehensive income	230	100	—		(100)	7(m)	68
					(162)	7(b)

Total Qualcomm stockholders’ equity	31,344	12,389	—		(12,423)		31,310
Noncontrolling interests	(10)	234	—		(234)	7(d)	517
					527	7(d)

Total stockholders’ equity	31,334	12,623	—		(12,130)		31,827

Total liabilities and stockholders’ equity	$56,079	$23,614	$—		$5,237		$84,930

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 26, 2017

(in millions, except per share data)

	Historical
	QUALCOMM Incorporated	NXP Semiconductors N.V.	NXP Standard Products Divestiture, Debt Repayment & Redemption	NXP Semiconductors N.V. Pro Forma							QUALCOMM Incorporated Pro Forma Combined
	Six Months Ended March 26, 2017	Six Months Ended April 2, 2017	Pro Forma Adjustments	Six Months Ended April 2, 2017	Reclassification Adjustments			Pro Forma Adjustments			Six Months Ended March 26, 2017
			Note 5
Revenues:
Equipment and services	$7,828	$4,651	$(409)	$4,242	$(7)	6	(d)	$—			$12,063
Licensing	3,187	—	—	—	7	6	(d)	—			3,194

Total revenues	11,015	4,651	(409)	4,242	—			—			15,257

Costs and expenses:
Cost of revenues	4,651	2,383	(219)	2,164	(2)	6	(e)	856	8	(a)	7,680
								12	8	(b)
								(1)	8	(c)
Research and development	2,697	729	(13)	716	14	6	(e)	(25)	8	(a)	3,401
								1	8	(b)
								(2)	8	(c)
Selling, general and administrative	1,206	558	(39)	519	(9)	6	(e)	125	8	(a)	1,727
								1	8	(b)
								(2)	8	(c)
								(113)	8	(d)
Amortization of acquisition-related intangible assets	—	728	—	728	—			(728)	8	(a)	—
Other	954	(1,599)	1,601	2	(3)	6	(e)	—			953

Total costs and expenses	9,508	2,799	1,330	4,129	—			124			13,761

Operating income (loss)	1,507	1,852	(1,739)	113	—			(124)			1,496
Interest expense	(197)	—	—	—	(150)	6	(g)	(126)	8	(e)	(473)
Extinguishment of debt	—	(41)	41	—	—			—			—
Other financial income (expense)	—	(191)	38	(153)	153	6	(g)	—			—
Investment income, net	417	—	—	—	(3)	6	(g)	(177)	8	(f)	246
					9	6	(h)

Income (loss) before income taxes	1,727	1,620	(1,660)	(40)	9			(427)			1,269
Income tax (expense) benefit	(296)	226	(60)	166	—			96	8	(g)	(34)
Results relating to equity-accounted investees	—	9	—	9	(9)	6	(h)	—			—

Net income (loss)	1,431	1,855	(1,720)	135	—			(331)			1,235
Net income attributable to noncontrolling interests	—	(30)	—	(30)	—			—			(30)

Net income (loss) attributable to Qualcomm	$1,431	$1,825	$(1,720)	$105	$—			$(331)			$1,205

Basic earnings per share attributable to Qualcomm	$0.97	$5.44									$0.82

Diluted earnings per share attributable to Qualcomm	$0.96	$5.31									$0.81

Shares used in per share calculation:
Basic	1,478	336									1,478	8(h)

Diluted	1,492	344									1,494	8(h)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 25, 2016

(in millions, except per share data)

	Historical
	QUALCOMM Incorporated	NXP Semiconductors N.V.	NXP Standard Products Divestiture, Debt Repayment & Redemption	NXP Semiconductors N.V. Pro Forma						QUALCOMM Incorporated Pro Forma Combined
	Year Ended September 25, 2016	Year Ended December 31, 2016	Pro Forma Adjustments	Year Ended December 31, 2016	Reclassification Adjustments		Pro Forma Adjustments			Year Ended September 25, 2016
			Note 5
Revenues:
Equipment and services	$15,467	$9,498	$(1,123)	$8,375	$(11)	6(d)	$—			$23,831
Licensing	8,087	—	—	—	11	6(d)	—			8,098

Total revenues	23,554	9,498	(1,123)	8,375	—		—			31,929

Costs and expenses:
Cost of revenues	9,749	5,429	(653)	4,776	(18)	6(e)	1,698	8	(a)	16,267
							42	8	(b)
							20	8	(c)
Research and development	5,151	1,560	(35)	1,525	(41)	6(e)	(39)	8	(a)	6,668
							1	8	(b)
							71	8	(c)
Selling, general and administrative	2,385	1,141	(103)	1,038	(9)	6(e)	267	8	(a)	3,777
							3	8	(b)
							110	8	(c)
							(17)	8	(d)
Amortization of acquisition-related intangible assets	—	1,527	(26)	1,501	—		(1,501)	8	(a)	—
Other	(226)	(9)	4	(5)	68	6(e)	—			(163)

Total costs and expenses	17,059	9,648	(813)	8,835	—		655			26,549

Operating income (loss)	6,495	(150)	(310)	(460)	—		(655)			5,380
Interest expense	(297)	—	—	—	(32)	6(f)	(320)	8	(e)	(950)
					(301)	6(g)
Extinguishment of debt	—	(32)	—	(32)	32	6(f)	—			—
Other financial income (expense)	—	(421)	111	(310)	310	6(g)	—			—
Investment income, net	635	—	—	—	(9)	6(g)	(193)	8	(f)	444
					11	6(h)

Income (loss) before income taxes	6,833	(603)	(199)	(802)	11		(1,168)			4,874
Income tax (expense) benefit	(1,131)	851	(413)	438	—		225	8	(g)	(468)
Results relating to equity-accounted investees	—	11	—	11	(11)	6(h)	—			—

Net income (loss)	5,702	259	(612)	(353)	—		(943)			4,406
Net loss (income) attributable to noncontrolling interests	3	(59)	—	(59)	—		—			(56)

Net income (loss) attributable to Qualcomm	$5,705	$200	$(612)	$(412)	$—		$(943)			$4,350

Basic earnings per share attributable to Qualcomm	$3.84	$0.59								$2.93

Diluted earnings per share attributable to Qualcomm	$3.81	$0.58								$2.90

Shares used in per share calculation:
Basic	1,484	338								1,484	8(h)

Diluted	1,498	348								1,502	8(h)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using Qualcomm’s and NXP’s historical financial information and presents the pro forma effects of the Transactions and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of Qualcomm and NXP has been prepared in accordance with accounting principles generally accepted in the United States (GAAP).

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on March 26, 2017, and the unaudited pro forma condensed combined statements of operations for the year ended September 25, 2016 and the six months ended March 26, 2017 are presented as if the Transactions occurred on September 28, 2015. The unaudited pro forma condensed combined balance sheet was derived from Qualcomm’s and NXP’s unaudited condensed consolidated balance sheets as of March 26, 2017 and April 2, 2017, respectively. The unaudited pro forma condensed combined statement of operations for the year ended September 25, 2016 was derived from Qualcomm’s and NXP’s audited consolidated statement of operations for the year ended September 25, 2016 and December 31, 2016, respectively. NXP’s unaudited condensed consolidated statement of operations for the six months ended April 2, 2017 was derived by adding the historical financial information included in NXP’s audited consolidated statement of operations for the year ended December 31, 2016 and NXP’s unaudited condensed consolidated statement of operations for the three months ended April 2, 2017, and subtracting the historical financial information included in NXP’s unaudited condensed consolidated statement of operations for the nine months ended October 2, 2016. NXP’s financial information for the three months ended December 31, 2016 was included in the unaudited pro forma condensed combined statements of operations for both the six months ended March 26, 2017 and the year ended September 25, 2016. NXP’s revenues and net income attributable to NXP for the three months ended December 31, 2016 were $2.4 billion and $520 million, respectively.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, (ASC 805) with Qualcomm deemed as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma condensed combined statements of operations exclude non-recurring items directly related to the Transactions. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of the assets acquired and liabilities assumed as of the acquisition date and could result in a material change to the unaudited pro forma condensed combined financial information, including goodwill.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information does not include any realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the Acquisition and has been prepared assuming that 100% of NXP’s issued and outstanding common shares will be tendered and acquired by Qualcomm River Holdings.

This unaudited pro forma condensed combined financial information should be read in conjunction with Qualcomm’s and NXP’s financial statements noted below, which are incorporated herein by reference:

•	the separate historical audited consolidated financial statements of Qualcomm as of and for the year ended September 25, 2016 included in Qualcomm’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on November 2, 2016;

•	the separate historical unaudited condensed consolidated financial statements of Qualcomm as of and for the six months ended March 26, 2017 included in Qualcomm’s Quarterly Report on Form 10-Q filed with the SEC on April 19, 2017;

•	the separate historical audited consolidated financial statements of NXP as of and for the year ended December 31, 2016 included in NXP’s Annual Report on Form 20-F filed with the SEC on March 3, 2017;

•	the separate historical unaudited condensed consolidated financial statements of NXP as of and for the nine months ended October 2, 2016 included in NXP’s Interim Report on Form 6-K furnished to the SEC on October 27, 2016; and

•	the separate historical unaudited condensed consolidated financial statements of NXP as of and for the three months ended April 2, 2017 included in NXP’s Interim Report on Form 6-K furnished to the SEC on May 4, 2017.

This unaudited pro forma condensed combined financial information should also be read in conjunction with the purchase agreement between Qualcomm River Holdings and NXP included in Qualcomm’s Current Report on Form 8-K filed with the SEC on October 27, 2016.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Qualcomm’s audited consolidated financial statements as of September 25, 2016. Qualcomm performed a preliminary review of NXP’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. At this time, Qualcomm is not aware of any differences that would have a material effect on the unaudited pro forma condensed combined financial information, except for certain amounts that have been reclassified to conform to Qualcomm’s financial statement presentation, as described in Note 6. Upon completion of the Acquisition, or as more information becomes available, Qualcomm will perform a more detailed review of NXP’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

3.	Calculation of Preliminary Purchase Consideration

The total estimated preliminary purchase consideration as of March 26, 2017 does not purport to represent what the actual consideration transferred will be when the Acquisition is completed and has been calculated as follows (in millions):

Estimated cash for outstanding NXP common stock (1)	$37,064
Estimated cash to settle NXP’s vested stock options (2)	613
Estimated cash settlement of warrants associated with NXP’s 2019 cash convertible notes (3)	286
Estimated fair value of replacement awards to be delivered to holders of NXP’s unvested restricted stock units (RSUs), performance stock units (PSUs) and stock options (4)	250
Estimated cash to settle NXP’s vested RSUs and PSUs (5)	115

Total estimated purchase consideration	$38,328

Total cash consideration	$38,078
Total equity consideration	250

Total estimated purchase consideration	$38,328

(1)	Represents the total estimated cash consideration based on $110 per share paid to NXP shareholders for 337 million shares outstanding as of April 2, 2017.
(2)	Represents the estimated cash consideration for the settlement of approximately 7,786,000 NXP stock options outstanding as of April 2, 2017 and expected to be vested at the acquisition date. Each vested NXP stock option will be cancelled, and the holder thereof will receive an amount in cash equal to the positive difference, if any, calculated by subtracting the aggregate exercise price of such stock option from the product of the number of vested shares subject to such stock option immediately prior to the acquisition date multiplied by the $110 offer price per share.
(3)	Represents the total estimated cash consideration paid to NXP warrant holders for the settlement of 11,200,000 warrants associated with NXP’s outstanding 2019 cash convertible notes. The ultimate total cash consideration paid for the settlement of such warrants will be based on the terms of the warrant agreements and subject to negotiations between Qualcomm and NXP warrant holders. As such, the total estimated cash consideration paid will likely differ from actual amounts paid at the acquisition date.

(4)	Represents the estimated aggregate fair value of replacement awards to be delivered to holders of NXP’s unvested RSUs, PSUs and stock options that is attributable to pre-combination services and therefore have been included in the consideration transferred in accordance with ASC 805. In conjunction with the replacement awards to be delivered, the performance condition will be removed from the PSUs.
(5)	Represents the estimated cash consideration for the settlement of approximately 770,000 NXP RSUs and approximately 272,000 NXP PSUs outstanding as of April 2, 2017 and expected to be vested at the acquisition date. Each vested NXP RSU and PSU will be cancelled, and the holder thereof will receive an amount in cash equal to the product of the number of vested RSUs and PSUs immediately prior to the acquisition date multiplied by the $110 offer price per share.

4.	Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of NXP are recorded at the acquisition date fair values and added to those of Qualcomm. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of NXP based on NXP’s April 2, 2017 balance sheet, with the excess recorded as goodwill (in millions).

Cash and cash equivalents	$2,238
Accounts receivable	983
Inventories	2,752
Other current assets	317
Deferred tax assets	242
Property, plant and equipment	3,054
Other intangible assets	18,339
Other assets	640

Total assets	28,565

Trade accounts payable	975
Payroll and other benefit related liabilities	464
Short-term debt	11
Other current liabilities	615
Long-term debt	6,859
Deferred tax liabilities	5,033
Other liabilities	939

Total liabilities	14,896

Noncontrolling interests	527

Net assets acquired (a)	13,142

Estimated purchase consideration (b)	38,328

Estimated goodwill (b) - (a)	$25,186

Preliminary identifiable intangible assets included in other intangible assets, net in the unaudited pro forma condensed combined financial information consist of the following (in millions):

	Estimated Fair Value	Estimated Useful Life (in years)
Marketing-related	$354	4
Technology-related	12,082	3 - 11
Customer-related	1,486	1 - 11
In-process research and development (IPR&D)	4,417	N/A

	$18,339

IPR&D has been accounted for as an indefinite-lived intangible asset. Upon completion, the IPR&D projects will be amortized over their estimated useful lives.

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and as further described in Note 8(a). The identifiable intangible assets and related amortization are preliminary and are based on management’s initial estimates. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. A 10% change in the allocation to identifiable intangible assets would cause a corresponding increase or decrease to goodwill of approximately $1.83 billion at the acquisition date and a corresponding increase or decrease to amortization expense of approximately $99 million and $199 million for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively, assuming an overall weighted-average useful life of 8.0 years.

Preliminary property, plant and equipment, net in the unaudited pro forma condensed combined financial information consists of the following (in millions):

	Estimated Fair Value	Remaining Estimated Useful Life (in years)
Land	$176	N/A
Buildings and improvements and leasehold improvements	823	7 - 13
Computer equipment and software and furniture and office equipment	150	3 - 5
Machinery and equipment	1,814	4 - 6
Construction in progress	91	N/A

	$3,054

The preliminary estimates of fair value and useful lives will likely differ from final amounts Qualcomm will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations. A 10% change in the allocation to property, plant and equipment would cause a corresponding increase or decrease to goodwill of approximately $305 million at the acquisition date and a corresponding increase or decrease to depreciation expense of approximately $32 million and $63 million for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively, assuming an overall weighted-average useful life of 4.9 years.

The pro forma adjustment to deferred tax liabilities represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes were established based on a weighted-average statutory tax rate of 27%, based on the ownership location of the assets valued primarily located in the United States and the Netherlands that gave rise to the deferred tax liability. The weighted-average statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, repatriation decisions, cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based primarily upon the final determination of the fair value of the identifiable intangible assets.

Any difference between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed is recorded as goodwill. The goodwill is primarily attributable to the assembled workforce of NXP and synergies and economies of scale expected from combining the operations of Qualcomm and NXP. Goodwill is not amortized to earnings, but instead is reviewed for impairment annually, absent any indicators of impairment in the interim. Goodwill recognized in connection with the Acquisition is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the Acquisition will be based on NXP’s net assets acquired as of the acquisition date. The purchase price allocation may change materially based on the receipt of more detailed information and as working capital balances change between April 2, 2017 and the acquisition date. Therefore, the actual allocations may differ from the pro forma adjustments presented.

5.	NXP Standard Products Divestiture and Debt Repayment and Redemption – Pro Forma Adjustments

Unaudited pro forma condensed combined balance sheet

The NXP Standard Products Divestiture and NXP Debt Repayment and Redemption have already been reflected in NXP’s historical condensed consolidated balance sheet as of April 2, 2017. As of April 2, 2017, Term Loan E, Term Loan D and Term Loan F were repaid with proceeds from the NXP Standard Products Divestiture in accordance with the underlying term loan agreements. The NXP Notes were also redeemed in March 2017 at NXP’s election with the available surplus cash. Therefore, the unaudited pro forma condensed combined balance sheet as of March 26, 2017 presented herein does not require further adjustment.

Unaudited pro forma condensed combined statements of operations

The NXP Standard Products Divestiture did not meet the criteria to be reported as a discontinued operation in NXP’s historical results because the disposal of this business did not represent a strategic shift that will have a major effect on NXP’s operations. The unaudited pro forma condensed combined statements of operations for the year ended September 25, 2016 and for the six months ended March 26, 2017 have been adjusted on a pro forma basis to exclude the financial results of the NXP Standard Products business from NXP’s historical results as all of the operations relating to the Standard Products business were sold prior to the acquisition date. The unaudited pro forma condensed combined statement of operations for the six months ended March 26, 2017 has been adjusted on a pro forma basis to exclude the gain on the NXP Standard Products Divestiture of $1.60 billion. In addition, the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2017 and for the year ended September 25, 2016 have been adjusted on a pro forma basis to exclude a $392 million tax benefit related to the reversal of certain valuation allowances on NXP’s deferred tax assets resulting from the NXP Standard Products Divestiture.

In addition, the unaudited pro forma condensed combined statements of operations for the six months ended March 26, 2017 and for the year ended September 25, 2016 have been adjusted on a pro forma basis to eliminate $36 million and $105 million in interest expense, respectively, and $2 million and $6 million in amortization of debt issuance costs, respectively, related to NXP’s pre-payments of all of the outstanding principal, accrued interest and applicable fees on Term Loan E, Term Loan D and Term Loan F and the redemption of the NXP Notes that were funded from proceeds of the aforementioned divestiture and available surplus cash. Furthermore, a $41 million loss on extinguishment of debt related to the repayment of Term Loan E, Term Loan D and Term Loan F and the redemption of the NXP Notes has been eliminated for the six months ended March 26, 2017.

A weighted-average statutory tax rate of 25% for the six months ended March 26, 2017 and the year ended September 25, 2016 has been assumed for the pro forma adjustments related to the NXP Debt Repayment and Redemption. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, repatriation decisions, cash needs, the geographical mix of income and changes in tax law.

6.	Reclassification Adjustments

The following reclassification adjustments were made to conform the presentation of NXP’s financial information to Qualcomm’s presentation.

(a)	To reclassify $242 million of other assets to deferred tax assets.

(b)	To reclassify $369 million of other current liabilities and $95 million of restructuring liabilities-current to payroll and other benefits related liabilities based on the nature of the activities.

(c)	To reclassify $22 million of restructuring liabilities to other liabilities.

(d)	To reclassify $7 million and $11 million of equipment and services revenues to licensing revenues for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively.

(e)	To reclassify restructuring costs of $2 million and $18 million included in cost of revenues, benefit of $14 million and costs of $41 million included in research and development expenses, and costs of $9 million and $9 million included in selling, general and administrative expenses to other expenses for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively.

(f)	To reclassify $32 million of cost related to the extinguishment of debt to interest expense for the year ended September 25, 2016.

(g)	To reclassify $150 million and $301 million of other financial expense to interest expense and $3 million and $9 million of other financial expense to investment income, net for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively.

(h)	To reclassify $9 million and $11 million of results relating to equity in net income of investees to investment income, net for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively.

7.	Unaudited Pro Forma Condensed Combined Balance Sheet – Pro Forma Adjustments

(a)	Represents the use of the anticipated combined company cash balance, after reflecting Qualcomm’s New Debt Financing, a portion of which, together with proceeds from the sale of marketable securities and other sources of cash will be used to fund the purchase consideration, as described in Note 3. In addition, estimated Qualcomm and NXP transaction costs, debt issuance costs and the anticipated repayment of NXP’s 2019 cash convertible notes at the acquisition date, are included in the net cash outflow as follows (in millions):

Cash proceeds from sale of marketable securities	$18,835
Cash proceeds from New Debt Financing	15,000
Cash transferred from restricted cash, included in other assets	2,000
Repayment of NXP’s 2019 cash convertible notes	(1,150)
Debt issuance costs paid	(47)
Payment of NXP’s accrued interest	(4)

Net cash inflow related to financing	34,634

Total cash consideration	(38,078)
Qualcomm and NXP transaction costs paid	(315)

Net cash outflow related to the Acquisition	(38,393)

Net cash outflow related to the Acquisition and Related Financings	$(3,759)

(b)	Reflects Qualcomm’s sale of $18.8 billion in marketable securities to fund a portion of the Acquisition and the reclassification of $162 million of related unrealized gains included in accumulated other comprehensive income (AOCI) to retained earnings. The reclassification of such unrealized gains are not reflected in the unaudited pro forma condensed combined statements of operations because they are nonrecurring items that are directly related to the Transactions.

(c)	Reflects the use of $2.0 billion of investments designated as collateral for potential termination payments to NXP that will become unrestricted at the acquisition date and will be used to fund a portion of the Acquisition.

(d)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of NXP and the fair value of intangible assets acquired as discussed in Note 4 above (in millions).

Inventories - elimination of historical value	$(1,144)
Inventories - fair value	2,752
Property, plant and equipment, net - elimination of historical value	(2,279)
Property, plant and equipment, net - fair value	3,054
Goodwill - elimination of historical value	(8,854)
Goodwill - fair value	25,186
Other intangible assets, net - elimination of historical value	(6,983)
Other intangible assets, net - fair value	18,339
Equity method investments, included in other assets - elimination of historical value	(156)
Equity method investments, included in other assets - fair value	222
Noncontrolling interests - elimination of historical value	(234)
Noncontrolling interests - fair value	527

After the acquisition, the step-up in inventory fair value of $1.6 billion will increase cost of revenues as the inventory is sold. This increase is not reflected in the unaudited pro forma condensed combined statements of operations as it does not have a continuing impact.

(e)	Reflects the effects of Qualcomm’s New Debt Financing and repayment of NXP’s 2019 cash convertible notes, as follows (in millions):

Proceeds from Qualcomm’s New Debt Financing	$15,000
Repayment of NXP’s 2019 cash convertible notes	(1,150)
Capitalized debt issuance costs on Qualcomm’s New Debt Financing	(47)

Total incremental long-term debt	$13,803

Qualcomm’s New Debt Financing is expected to consist of:

Senior Unsecured Notes	$11,000
Term Loan Facility	4,000

Total New Debt Financing	$15,000

(f)	Reflects adjustments to eliminate the fair value of an embedded cash conversion option from other liabilities and the fair value of a related hedge from other assets related to the repayment of NXP’s 2019 cash convertible notes.

(g)	Reflects adjustments to long-term debt assumed for the estimated increase in fair value as a result of purchase accounting.

(h)	Reflects the elimination of commitment fees related to commitments received by Qualcomm for its senior unsecured bridge loan facility (the Bridge Loan Facility) that will be replaced by the New Debt Financing.

(i)	Reflects the elimination of deferred financing costs and unamortized debt discount on NXP’s historical balance sheet as a result of purchase accounting.

(j)	Reflects the payment of $5 million of accrued transaction costs and $4 million of accrued interest related to the repayment of NXP’s 2019 cash convertible notes included in other current liabilities for NXP. Also reflects the payment of $35 million and $8 million of transaction costs included in trade accounts payable and other current liabilities, respectively, for Qualcomm.

(k)	The pro forma adjustment to deferred tax liabilities represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes were established based on a weighted-average statutory tax rate of 27%, based on the ownership location of the assets valued primarily located in the United States and the Netherlands that gave rise to the deferred tax liability. The weighted-average statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, repatriation decisions, cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based primarily upon the final determination of the fair value of the identifiable intangible assets.

(l)	Reflects adjustments to common stock and paid-in capital to record $219 million, $14 million and $17 million for the fair value of replacement RSUs, PSUs and stock options, respectively, related to pre-combination services, as described in Note 3. The remaining portion of the fair value of replacement RSUs, PSUs and stock options of $341 million, $6 million and $29 million, respectively, will be included in post-combination stock-based compensation expense as the NXP employees continue to provide services over the remaining vesting periods of 1.6 years, 1.0 year and 1.6 years, respectively.

(m)	Reflects the elimination of NXP’s historical common stock, capital in excess of par value, treasury shares, accumulated deficit and accumulated other comprehensive income.

(n)	Reflects adjustments to retained earnings to reclassify the unrealized gain included in AOCI related to the sale of marketable securities to fund the Acquisition and to record Qualcomm’s and NXP’s estimated future transaction costs and the write off of the deferred financing costs related to the Bridge Loan Facility. The estimated future transaction costs primarily consist of commitment fees, investment banking fees and fees for legal and accounting services. These adjustments are not reflected in the unaudited pro forma condensed combined statements of operations because they are nonrecurring items that are directly related to the Transactions. The adjustment to retained earnings is as follows (in millions):

Adjustment to reclassify unrealized gain included in AOCI to retained earnings related to the sale of marketable securities	$162
Adjustment for Qualcomm and NXP transaction costs	(267)
Adjustment for write-off of Bridge Loan Facility deferred financing costs	(17)

Total adjustment to retained earnings	$(122)

8.	Unaudited Pro Forma Condensed Combined Statements of Operations – Pro Forma Adjustments

(a)	Reflects the elimination of NXP’s historical amortization expense and recognition of new amortization expense related to identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. The adjustment for the amortization of the identifiable intangible assets is as follows (in millions):

	Pro Forma Six Months Ended March 26, 2017
	Cost of Revenues	Research & Development	Selling, General & Administrative	Amortization of Acquisition- Related Intangibles
Reversal of NXP’s historical intangible assets amortization	$(5)	$(25)	$(3)	$(728)
Amortization of acquired identifiable intangible assets	861	—	128	—

Total incremental (reduction in) amortization expense	$856	$(25)	$125	$(728)

	Pro Forma Year Ended September 25, 2016
	Cost of Revenues	Research & Development	Selling, General & Administrative	Amortization of Acquisition- Related Intangibles
Reversal of NXP’s historical intangible assets amortization	$(24)	$(39)	$(6)	$(1,501)
Amortization of acquired identifiable intangible assets	1,722	—	273	—

Total incremental (reduction in) amortization expense	$1,698	$(39)	$267	$(1,501)

(b)	Reflects the elimination of NXP’s historical depreciation expense and recognition of new depreciation expense based on the fair value of property, plant and equipment calculated on a straight-line basis. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets, excluding land. The adjustment for the depreciation expense is as follows (in millions):

	Pro Forma Six Months Ended March 26, 2017
	Cost of Revenues	Research & Development	Selling, General & Administrative
Reversal of NXP’s historical depreciation expense	$(254)	$(20)	$(27)
Depreciation of acquired property, plant and equipment	266	21	28

Total incremental depreciation expense	$12	$1	$1

	Pro Forma Year Ended September 25, 2016
	Cost of Revenues	Research & Development	Selling, General & Administrative
Reversal of NXP’s historical depreciation expense	$(503)	$(33)	$(48)
Depreciation of acquired property, plant and equipment	545	34	51

Total incremental depreciation expense	$42	$1	$3

(c)	Reflects the net adjustment to stock-based compensation expense for the post-combination portion of unvested NXP RSUs, PSUs and stock options to be converted into unvested Qualcomm RSUs, PSUs and stock options. The new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the elimination of NXP’s historical stock-based compensation expense and the fair value of Qualcomm’s replacement RSUs, PSUs and stock options to be recognized over the period for which the post-combination service of NXP’s employees is required (in millions).

	Pro Forma Six Months Ended March 26, 2017
	Cost of Revenues	Research & Development	Selling, General & Administrative
Reversal of NXP’s historical stock-based compensation expense	$(8)	$(28)	$(42)
Post-combination stock-based compensation expense	7	26	40

Total reduction in stock-based compensation expense	$(1)	$(2)	$(2)

	Pro Forma Year Ended September 25, 2016
	Cost of Revenues	Research & Development	Selling, General & Administrative
Reversal of NXP’s historical stock-based compensation expense	$(4)	$(13)	$(19)
Post-combination stock-based compensation expense	24	84	129

Total incremental stock-based compensation expense	$20	$71	$110

(d)	Reflects the reversal of $88 million and $25 million of Qualcomm’s and NXP’s incurred transaction costs, respectively, for the six months ended March 26, 2017 and the reversal of $3 million and $14 million of Qualcomm’s and NXP’s incurred transaction costs, respectively, for the year ended September 25, 2016.

(e)	Reflects adjustments to reverse interest expense and amortization of debt issuance costs associated with NXP’s 2019 cash convertible notes, record incremental interest expense and amortization of debt issuance costs related to the New Debt Financing, reverse fees related to Qualcomm’s Bridge Loan Facility, and record the accretion of the fair value step-up on NXP debt assumed as part of the Acquisition (in millions).

	Pro Forma Six Months Ended March 26, 2017	Pro Forma Year Ended September 25, 2016
Reversal of NXP’s historical interest expense and amortization of debt issuance costs	$27	$54
Interest expense and amortization of debt issuance costs on New Debt Financing	(202)	(405)
Reversal of fees related to Qualcomm’s Bridge Loan Facility	33	—
Accretion of fair value step-up on NXP debt assumed	16	31

Total incremental interest expense	$(126)	$(320)

The assumed weighted-average interest rate on the New Debt Financing is 2.64%. A sensitivity analysis on interest expense has been performed to assess the effect that a hypothetical 0.125% change in interest rates would have on the New Debt Financing. A 0.125% change in the interest rates would cause a corresponding increase or decrease to interest expense of approximately $9 million and $19 million for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively.

(f)	Reflects the reversal of $177 million and $193 million of investment income for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively, related to marketable securities expected to be sold to fund a portion of the Transactions, as described in Note 7(b).

(g)	A weighted-average statutory tax rate of 23% and 19% for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively, has been assumed for the pro forma adjustments. The weighted-average statutory tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, repatriation decisions, cash needs, the geographical mix of income and changes in tax law.

(h)	Represents the pro forma weighted-average shares outstanding that have been calculated using the historical weighted-average Qualcomm shares outstanding and the additional Qualcomm equity awards estimated to be issued in conjunction with the Transactions, assuming those shares and awards were outstanding for the six months ended March 26, 2017 and the year ended September 25, 2016, respectively (in millions).

	Pro Forma Six Months Ended March 26, 2017	Pro Forma Year Ended September 25, 2016
Shares used in per share calculation:
Basic	1,478	1,484

	Pro Forma Six Months Ended March 26, 2017	Pro Forma Year Ended September 25, 2016
Shares used in per share calculation:
Diluted	1,492	1,498
Issuance of Qualcomm replacement awards to NXP equity award holders	2	4

Pro forma diluted	1,494	1,502